                                                                    EXHIBIT 10.2
                                                CONFIDENTIAL TREATMENT REQUESTED

                      DISTRIBUTION AND LICENSE AGREEMENT

          THIS DISTRIBUTION AND LICENSE AGREEMENT (the "Agreement"), made and entered into as of the 23rd day of January, 1997, by and between Data Critical Corp., an Oklahoma corporation ("DCC"), and Marquette Medical Systems, Inc., a Wisconsin corporation ("Marquette").

          WHEREAS, Marquette and DCC desire to establish a business relationship related to the distribution of certain products of DCC;

          NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

          1.  Definitions.

              1.1.  Copy shall mean a material object, including a phonorecord,
                    ----
in which a work is fixed by any method now known or later developed, and from which the work can be communicated, either directly or with the aid of a machine or device. The term "copy" includes the material object, including a phonorecord, in which a work is first fixed.

              1.2.  Documentation (in lower case) shall mean textual and/or
                    -------------
graphic material, perceivable directly by humans and/or with the aid of a device or machine, relating to a computer program; (when capitalized) the term shall mean documentation relating to the Licensed Software (except for design documentation relating to Licensed Software).

              1.3.  Escrow Agent shall mean Data Securities International, or
                    ------------
such other software escrow agent approved by Marquette and DCC.

              1.4.  Executable Code means a series of one or more instructions
                    ---------------
executable after suitable processing by a computer or other programmable machine, without compilation or assembly, relating to Licensed Software.

              1.5.  Export Laws shall have the meaning given such term in
                    -----------
Section 15.


              1.6.  Forecast shall have the meaning given such term in Section
                    --------
5.1.

              1.7.  Intellectual Property Rights shall mean any and all rights
                    ----------------------------
to exclude existing from time to time in a specified jurisdiction under patent law, copyright law, moral rights law, trade secret law, trademark law, unfair competition law, or other similar rights.

              1.8.  Licensable Activity shall mean any activity encompassed by
                    -------------------
one or more Intellectual Property Rights, e.g., an activity which, absent a license, would give rise to liability for infringement (or inducement of infringement or contributory infringement) of the Intellectual Property Right(s).

              1.9.  Licensed Marks shall mean those trademarks described in
                    --------------
Annex "A" hereto.
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          1.10.  Licensed Software  shall mean the software described in Annex
                 -----------------
"A" hereto.

          1.11.  Person shall mean a natural person, a corporation (for profit
                 ------
or not-for-profit), an association, a partnership (general or limited), a joint venture, a trust, a government or political department, subdivision, or agency, or any other entity.

          1.12.  Prescribed Term shall mean terms, conditions and warranties
                 ---------------
implied by law and to some contracts for the supply of goods and services which the law expressly provides:

          (a)    may not be excluded, restricted or modified; or

          (b) may be excluded, restricted or modified only to a limited extent.

          1.13.  Processor System  shall mean a central processing unit ("CPU")
                 ----------------
and one or more co-processors (e.g., math or graphics co-processors) associated with the CPU.

          1.14.  Products shall mean the products and Licensed Software listed
                 --------
on Annex "A."

          1.15.  Source Code shall mean the source code of Licensed Software.
                 -----------

          1.16.  Source Code Escrow Package shall have the meaning given in
                 --------------------------
Section 17.

          1.17.  Term shall have the meaning given in Section 7.
                 ----

          1.18.  Territory shall be worldwide.
                 ---------

          1.19.  Trademark Use means use of a Licensed Mark in accordance with
                 -------------
and subject to Section 2.7.

          1.20.  Use or Using of a Product shall mean the performance of the
                 ------------
following steps only:

          (a) copying some or all of a Copy of the Licensed Software into memory accessible by one Processor System, solely for the purpose of making the Copy accessible to that Processor System for execution of the Licensed Software (specifically not including making other Copies of the Licensed Software in disk storage or other permanent storage) and causing that Processor System to execute the Licensed Software; and

          (b) causing the Processor System of a Product to execute the computer programs which have been copied into its memory.

          1.21.  User shall mean each Person who Uses a Product.
                 ----

          1.22.  Warranty Period shall mean the period ending one (1) year
                 ---------------
following the sale or lease of a Product by Marquette.

     2.  Appointment of Distributorship/Grant of License.

          2.1.  Appointment.  DCC hereby appoints Marquette as its non-exclusive
                -----------
distributor of the Products in the Territory and Marquette hereby accepts such appointment, on the basis of each and all of the covenants, agreements, terms and conditions of this Agreement.

          2.2.  License Rights Granted.  Subject to the terms and conditions of
                ----------------------
this Agreement, DCC hereby grants to Marquette and Marquette hereby accepts a non-exclusive license (the "License") during the Term, under any and all Intellectual Property Rights owned or otherwise assertable by DCC, to engage on the following Licensable Activities:

          (a) sell, license, sublicense and distribute Copies of the Executable Code of the Licensed Software and of the User Documentation for the purpose of Use of such Licensed Software with patent monitoring devices manufactured by Marquette; and

          (b)   Trademark Use of the Licensed Marks.

          2.3.  Sublicensing.  Except for the grant of non-transferable, non-
                ------------
exclusive sublicenses to Users to Use the Products, Marquette shall have no right to grant sublicenses of the rights conferred by this Agreement.

          2.4.  Sales Agreements.  Any form of agreement used by Marquette in
                ----------------
connection with the sale, lease or sublicense of the Products must be approved by DCC, which approval shall not be unreasonably withheld, and such agreement shall include:

          (a)   restrictions on Use to those required by this Agreement;

          (b) a disclaimer of any warranty or representation made by DCC to the customer of Marquette;

          (c) an exclusion of incidental, consequential, special, punitive, or exemplary damage remedies against DCC;

          (d) a limitation of DCC's maximum liability substantially as set forth in this Agreement; and

          (e) restrictions on exportation no less restrictive than that set forth in Section 15.

          2.5.  No Other Rights Granted.  Apart from the license and
                -----------------------
distribution rights enumerated in this Agreement, this Agreement does not include a grant to Marquette of any right, license or interest in, any trademarks of DCC, the right to engage in any Licensable Activity, nor any ownership right, title, or interest, nor any security interest or other interest, in any Intellectual Property Rights relating to the Products nor in any Copy of any part of the Licensed Software or any other software utilized in the Products.

          2.6.  DCC Right to Market Products.  Notwithstanding the appointment
                ----------------------------
of Marquette as a distributor for DCC, DCC shall retain the rights to market, sell, lease, grant licenses to, and otherwise commercially exploit, the Products without restriction.

          2.7.  Licensed Marks.
                --------------

               (a) The Licensed Marks shall be used only in connection with the sale, license, sublicense or distribution of the Products described in Annex "A" and may not be used to identify any other product, whether or not licensed under this Agreement. Marquette shall cause appropriate indicia of DCC's ownership of the Licensed Marks to appear on or within each of the Products, on all packaging materials bearing the Licensed Marks, and on all advertising using the Licensed Marks.

               (b) Marquette may use its own trademarks in conjunction with the Licensed Marks.

               (c) DCC is familiar with Marquette's advertising practices; in view of that familiarity, Marquette need not obtain DCC's prior approval of proposed advertising using the Licensed Marks, but shall instead furnish DCC with representative samples of such advertising from time to time or as reasonably requested by DCC. DCC may, in its business judgment at any time and/or from time to time, give notice to Marquette that subsequent advertising will require prior approval by DCC.

               (d) Marquette acknowledges the validity of DCC's ownership, right, title and interest in and to the Licensed Marks, including DCC's rights to register or to have registered as the owner of any or all of the Licensed Marks under the laws of any jurisdiction. All use of any of the Licensed Marks by Marquette shall inure to the sole benefit of DCC in any and all jurisdictions.

               (e) Marquette shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of DCC in and to such Licensed Marks. If in the reasonable business judgment of DCC any act or failure to act by Marquette constitutes a danger to the value or validity or ownership of any of the Licensed Marks, then DCC may in lieu of or in addition to any other remedy available to it (including termination of the License) give notice to Marquette describing the danger and may suspend in whole or in part Marquette's right to use the Licensed Marks, effective on Marquette's receipt of the notice. The suspension shall continue until DCC reasonably determines that the danger no longer exists.

          2.8.  No Removal of Legends. Marquette will not remove any copyright
                ---------------------
or proprietary-rights legend from Copies or Products provided by DCC to Marquette.

     3.   Terms of Sales to Marquette/[*].

          3.1.  Purchase and Purchase Price.  Subject to the terms hereof, DCC
                ---------------------------
shall sell to Marquette, and Marquette shall purchase from DCC, the Products. DCC agrees to sell the Products to Marquette at the prices set forth in Annex "A" hereto. Not less than ninety (90) days prior to the end of the Initial Term or any Successive Term of this Agreement, DCC shall give Marquette written notice of any price changes. All Product prices shall be exclusive of any applicable sales, use, excise and similar taxes, and transportation, rigging, drayage, handling charges, insurance costs, installation costs, training expense and other expenses associated with the delivery or installation of the Products ordered by Marquette.

          3.2.  [*]

     4.   Obligations of Marquette.

          4.1.  Generally.  Marquette shall at all times and at its own cost and
                ---------
expense use its best efforts to promote vigorously the sale of the Products and to exploit and service the market in the Territory.

          4.2.  Conduct of Business and Expenses.  Marquette shall conduct its
                --------------------------------
business consistent with the provisions of this Agreement and all applicable laws which may in any way relate to the sale or distribution of the Products in the Territory. Marquette shall be responsible for all expenses incurred in connection with the operation of its business and its activities hereunder,

[*] Confidential treatment requested.

including without limitation all expenses for appropriate and customary advertising, promotional items and trade shows, and all communication, travel and accommodations; and shall be responsible for all acts, omissions and expenses of its officers, agents, employees and representatives.

          4.3.  Regulatory Support/Installation and Training.  Marquette shall
                --------------------------------------------
provide support to DCC in the application process for any regulatory approvals that are required to market the Products. Marquette shall further be responsible for the installation of all Products and the training of employees of Marquette customers.

     5.   Ordering and Shipping Products.

          5.1.  Requirements Forecast.  During the Term hereof, at least ninety
                ---------------------
(90) days prior to each anniversary of the date of this Agreement, Marquette shall submit to DCC a twelve (12) month forecast (the "Forecast") of its estimated Product requirements and anticipated shipping dates. Such forecasts shall be non-binding and are solely for purposes of facilitating DCC's planning. The parties shall use reasonable efforts to meet with each other (or confer by telephone) at mutually agreeable intervals to discuss such forecasts. Upon receiving such forecasts, DCC shall advise Marquette of DCC's production capacity and raw materials lead times (or the production capacity and raw materials lead times of its contract manufacturers), and identify any particularly long lead time for raw materials that it or its contract manufacturer must order.

          5.2.  Purchase Orders.  Purchase orders issued by Marquette from time
                ---------------
to time shall specify quantities, prices, delivery requirements and destination. The purchase orders shall constitute Marquette's commitment to purchase the Products indicated in the purchase order and shall be the sole method of making actual purchase commitments for the Products (except for the terms of Section 5.6, which constitute an order subject to the conditions specified therein). Each order by Marquette shall be by firm purchase order in writing, with telexed or faxed purchase orders confirmed within one (1) week, specifying: (i) those types of Products ordered by Marquette, (ii) the quantity of each Product to be purchased, (iii) shipping instructions, and (iv) requested delivery dates. DCC shall be deemed to have accepted all orders by Marquette unless DCC within ten
(10) business days after receipt of such order rejects the order in writing stating the reason for rejection and making a good faith effort to modify the order so that it can be accepted on some reasonable basis. DCC shall return Marquette's purchase order acknowledgment copy promptly after acceptance by DCC. The parties acknowledge that for convenience Marquette's standard form of purchase order may be used, however, in the event of any conflict between the terms of any such purchase order or any other purchase order and the terms of this Agreement, the terms of this Agreement shall govern.

          5.3.  Delivery of Products.  If the amount of Products ordered is
                --------------------
within the amounts of Product estimated to be ordered by Marquette pursuant to the Forecast and the estimated shipping dates thereunder, DCC shall deliver to Marquette all Products ordered by Marquette within sixty (60) days of the date the purchase order is received by DCC. If the amount of Products ordered is above the amounts of Products to be ordered by Marquette at the times specified in the Forecast, DCC shall deliver such excess Products ordered within one hundred-twenty (120) days of the date the purchase order is received by DCC.
DCC shall endeavor to deliver Products in quantities to meet Marquette's orders, but DCC nevertheless reserves the right to allot its production as it deems best. Marquette agrees that any failure to supply those amounts of Products which may be agreed upon from time to time, or making only partial shipment, or no shipment at all, against any order of Marquette, will not make DCC liable or responsible to Marquette to any extent, although a nonperformance will be taken into account by DCC in evaluating the performance of Marquette within the context of Section 4.1 of this Agreement.

          5.4.  Risk of Loss.  All Products purchased by Marquette shall be sold
                ------------
f.o.b. DCC's plant (or the plant of DCC's contract manufacturer, if shipment is from the manufacturer's plant). In the event of conflict between the terms of any individual invoice and the terms of this Agreement, the terms of this Agreement shall govern. Delivery of any order hereunder shall be deemed to occur upon DCC's shipment of the Products from its plant or its manufacturer's plant.

          5.5.  Payment Terms.  Following the date of receipt of invoice for
                -------------
Products from DCC, Marquette shall pay DCC as follows: (i) if Marquette pays within thirty (30) days of receipt of the invoice, Marquette will pay the invoice price less three percent (3%); (ii) if Marquette pays after ten (10) days of receipt of the invoice, Marquette will pay the entire invoice price.

          5.6.  Initial Order/Purchase.  Marquette agrees to purchase at least
                ----------------------
twelve (12) CardioPager Systems (CP08 or greater) on or before the end of the six month period beginning with the date DCC receives 510(k) clearance for CardioPager from the Food and Drug Administration. The Number of systems which Marquette shall be required to purchase, however, shall be reduced by the number of CardioPager Systems, sold by DCC during such six-month period, for Use with Patient monitoring devices manufactured by Marquette.

     6.   Obligations of DCC.

          6.1.  Marketing and Sales Support.  DCC agrees to support Marquette's
                ---------------------------
marketing and sales activities in every reasonable way. Without limiting the generality of the foregoing, DCC agrees:

          (a) To make available to Marquette, free of charge, a reasonable quantity of Product literature and promotional material used by DCC. Marquette is hereby authorized to reproduce this literature and material, and to make needed translations thereof, as may be appropriate in the Territory, at Marquette's expense.

          (b) To promptly answer any queries concerning the Products or applications thereof which Marquette may submit to DCC in connection with the proposed marketing campaigns or contemplated sales.

          6.2.  Technical Support.  DCC shall provide, at no additional cost
                -----------------
to Marquette technical and other related assistance to enable Marquette to provide customer service; provided, however, DCC shall not be required to perform maintenance or technical support directly to Marquette customers and further shall not be required to disclose to Marquette any trade secrets, source code or other proprietary information. Except for the obligations of DCC described in Section 6.4 or any technical assistance which requires travel by DCC personnel, Marquette shall bear the expense of such travel as well as lodging expenses for such DCC personnel.

          6.3.  Marquette Labels.  DCC shall mark the Products shipped to
                ----------------
Marquette with such labels, colors and other trademarks consistent with Marquette's specifications. The expense of creating and applying such labels shall be borne by Marquette.

          6.4.  Initial Installation Sites.  DCC will provide, at no additional
                --------------------------
cost to Marquette technical assistance in connection with the installation under IRB for systems at Baylor Hospital in Dallas, Texas and St. Luke's Hospital in Milwaukee, Wisconsin. DCC shall be solely responsible for travel and lodging expense for its personnel in providing such technical assistance.

          6.5.  Regulatory Cooperation.  DCC shall cooperate with Marquette in
                ----------------------
efforts to obtain regulatory approval of the Products.

          6.6.  Product Changes.  DCC retains the right, in its sole discretion,
                ---------------
to upgrade or modify the Products from time to time and, in such event, upgraded Products shall be sold to Marquette only on such prices as the parties may mutually agree upon.

     7. Term. The term of this Agreement shall commence upon execution and, unless earlier terminated as provided herein, shall have an initial term (the "Initial Term") of one (1) year, subject to all of the terms and conditions set forth herein. This Agreement shall be extended for two additional one year terms (each a "Successive Term") unless either party informs the other not less than sixty (60) days prior to the end of the Initial Term or any Successive Term that this Agreement shall be terminated. The Initial Term plus any Successive Term(s) shall be referred to herein as the "Term".

     8.   Warranty.

          8.1.  Standard Warranty.  DCC's obligations with respect to the
                -----------------
Products are strictly limited to DCC's Standard Warranty as determined from time to time. Marquette agrees to cooperate with DCC in carrying out DCC's Standard Warranty with Marquette's sales force in the Territory, in accordance with procedures which may be mutually agreed upon in writing between DCC and Marquette from time to time.

          8.2.  Modification of Products.  Marquette will not modify any of the
                ------------------------
Products without the specific written permission of DCC, which permission will not unreasonably be withheld if such modifications would be important to meet market or legal requirements within the Territory while, at the same time, not adversely affecting performance of the Products. Any modifications to the Products by Marquette pursuant to this Section 8.1 will fall outside DCC's Standard Warranty, and will be the sole responsibility of Marquette.

     9.   Defects or Errors.

          9.1. Correction of Defects.  DCC agrees to correct, as soon as
               ---------------------
practical (but in no event later than thirty (30) days), free of charge, any material defect or error in the Products occurring during the Warranty Period, provided:

          (a) Marquette notifies DCC of such defect or error during the Warranty Period; and

          (b)  the defect or error is not due to:

               (i)    operator error;

               (ii) the User's computer hardware, electrical or mechanical equipment, communications equipment or peripheral devices not sold by DCC to the User;

               (iii) a modification to the Products carried out by a person other than by DCC unless that particular modification was carried out with the written approval of DCC; or

               (iv) defective or abnormal operation of the Products by the User.

          9.2. ISO 9000/GMP. To maintain Marquette standards for ISO 9000 and Good Manufacturing Practices, DCC acknowledges that Marquette utilizes a corrective action request ("CAR") system to ensure that product defects are investigated for cause. DCC shall provide Marquette with a written CAR response within (30) days of the receipt of any returned Product sold to Marquette. In addition, any particular Product returned to DCC for the same defect three (3) times shall be deemed a "lemon" and shall be replaced with a new replacement Product at no cost to Marquette.

          10. Disclaimer of Warranties and Representations. EXCEPT FOR THE WARRANTIES REFERRED TO IN SECTION 8, DCC DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE PRODUCTS OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT DCC KNOWS, HAS REASON

TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, DCC EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN MARQUETTE (AND ANY PERSON CLAIMING RIGHTS DERIVED FROM THE MARQUETTE'S RIGHTS) WITH RESPECT TO THE PRODUCTS OR ANY PART THEREOF.

     11.  Allocation of Risk.

          11.1.  Exclusion of Incidental and Consequential Damages.  Independent
                 -------------------------------------------------
of, several from, and to be enforced independently of any other enforceable or unenforceable provision of this Agreement, OTHER THAN FOR INFRINGEMENT OF ONE PARTY'S INTELLECTUAL PROPERTY RIGHTS BY ANOTHER PARTY (INCLUDING ANY ENGAGEMENT IN LICENSABLE ACTIVITIES BY MARQUETTE BEYOND THE SCOPE OF THE LICENSE RIGHTS), NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND - including lost profits, loss of business, or other economic damage, and further including injury to property - ARISING FROM THE USE OF THE PRODUCTS OR AS A RESULT OF BREACH OF ANY TERM OF THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

          11.2.  Maximum Aggregate Liability.  Independent and several from, and
                 ---------------------------
to be enforced independently of any other enforceable or unenforceable provision of this Agreement, and further, except as provided in Section 11.5, IN NO EVENT SHALL DCC'S AGGREGATE LIABILITY TO MARQUETTE (INCLUDING LIABILITY TO ANY PERSON OR PERSONS WHOSE CLAIM OR CLAIMS ARE BASED ON OR DERIVED FROM A RIGHT OR RIGHTS CLAIMED BY MARQUETTE), WITH RESPECT TO ANY AND ALL CLAIMS AT ANY AND ALL TIMES ARISING FROM OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, IN CONTRACT, TORT, OR OTHERWISE, EXTEND BEYOND THE OBLIGATION TO CORRECT DEFECTS IN PRODUCTS AS PROVIDED IN SECTION 9.

          11.3.  Intentional Risk Allocation.  DCC and Marquette each
                 ---------------------------
acknowledge that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions associated with this Agreement. The warranty disclaimers and limitations in this Agreement are intended to limit the circumstances of liability. The remedy limitations, and the limitations of liability, are separately intended to limit the forms of relief available to the parties.

          11.4.  Prescribed Term.  Where a Prescribed Term is implied into this
                 ---------------
Agreement, the liability of DCC to Marquette for a breach thereof is limited to the correction of the Products as provided in Section 9.

          11.5   Product Liability Indemnification.  In recognition of the fact
                 ---------------------------------
that Marquette will not have control of the manufacture of Products, DCC agrees to indemnify and hold harmless Marquette, its directors, officers, employees and consultants, and parent, subsidiary or affiliated companies, from and against any and all third-party claims, demands, actions, liabilities, fines, penalties, judgments, costs and expenses of whatever kind, whether based on contract, negligence, strict liability or statutory liability, including, without limitation, attorney's fees and costs of defense, solely arising out of the manufacture of Products by DCC.

          The indemnity obligation hereinbefore set out is subject to the following conditions:

                 (a) The Products sold by Marquette are sold pursuant to sales agreements which contain the terms required by Section 2.4;

                 (b) DCC is notified by Marquette of any claim or potential claim as soon as reasonably practicable

                 (c) DCC may deal with any claim,and shall, if so requests, have the conduct, at its own expense, of any subsequent legal proceedings in respect thereof, provided that DCC shall keep Marquette and its counsel fully informed at all times as to any claim for which DCC shall conduct the defense;

                 (d) Marquette, its employees, servants or agents will afford DCC reasonable assistance in connection with any such claim or proceedings; and

                 (e) No admission of liability or offer of settlement is made without the consent of DCC, such consent not to be unreasonably withheld

     12.  Non-Disclosure.

          12.1.  Confidentiality.  It is anticipated that either party may
                 ---------------
receive confidential information of the other ("Confidential Information"). Accordingly, each party agrees as follows, concerning the Confidential Information of the other, during the pendency of this Agreement, and for a period of five (5) years following termination of this Agreement:

          (a) The party receiving Confidential Information of a disclosing party shall not reproduce or disclose such Confidential Information in any form except with the prior written consent of the disclosing party;

          (b) Confidential Information shall remain the property of the disclosing party and the party receiving such Confidential Information shall use such Confidential Information only for the purpose of performing its obligations under this Agreement, and shall return such Confidential Information upon request of the disclosing party; and

          (c) The receiving party shall use precautions in protecting the Confidential Information of the disclosing party at least as stringent as it uses to protect its own proprietary and confidential information.

          12.2.  Scope of Confidential Information.  It is understood that the
                 ---------------------------------
term Confidential Information does not include information:

          (a) which is independently developed by the receiving party or lawfully received free of restriction from another source having the right to so furnish such information; or

          (b) after it has become generally available to the public without breach of this Agreement by the receiving party; or

          (c) which at the time of disclosure to the receiving party was known to such party free of restriction and evidenced by documentation in such party's possession; or

          (d) which the disclosing party agrees in writing is free of such restrictions.

          12.3.  Standard for Confidentiality.  Each party additionally agrees
                 ----------------------------
that, with respect to any third party that participates in the performance of this Agreement, the party to this Agreement contacting such third party shall ensure that the third party is contractually bound to protect all proprietary aspects of the Agreement to at least the same degree as DCC or Marquette are bound. Further, the party to this Agreement contracting such third party shall furnish a copy of any and all secrecy agreements signed by third parties which pertains to this Agreement, if requested to do so by the other party to this Agreement.

     13.  Infringement.

          13.1.  Notice of Claim/Rights of Parties.  If the sale or use of the
                 ---------------------------------
Products results in a claim for patent infringement against Marquette, the party to this Agreement first having notice of a claim or potential claim shall promptly notify the other party in writing, which notice shall set forth the facts of such claim in reasonable detail. Marquette shall have the primary right at its expense to conduct and control the defense of any such claim using counsel of its choice. DCC shall have the right at its expense to be represented by independent counsel in a such proceeding subject to Marquette's right of control.

          13.2.  Third Party Infringement.  With regard to the use of the
                 ------------------------
Intellectual Property Rights covered by this Agreement, DCC shall have the sole right to institute an action for infringement, misuse, misappropriation, theft or breach of confidence against a third party. All recoveries, whether by judgment, award, decree or settlement, from infringement or misuse of the Intellectual Property shall belong to DCC.

     14. No Access to Source Code/No Reverse Engineering. Except for the limited circumstances of Section 17, DCC is under no obligation to provide Marquette with a copy of any source code or DCC's internal design specification for any Products or related materials. Marquette shall not reverse assemble or decompile the Licensed Software, in whole or in part.

     15.  Export Controls.

          15.1.  Cooperation.  Marquette shall cooperate with DCC as reasonably
                 -----------
necessary to permit DCC to comply with the laws and administrative regulations of the United States relating to the control of exports of commodities and technical data ("Export Laws").

          15.2.  No Violation of Export Laws.  Marquette hereby assures DCC that
                 ---------------------------
Marquette will not export or re-export directly or indirectly (including via remote access) any part of the Products (including any Confidential Information) to any country for which a validated license is required for such export or re-export under the Export Laws without first obtaining such a validated license.

          15.3.  Specific Export Prohibitions.  Without limiting the generality
                 ----------------------------
of the other provisions of this Section 15, Marquette assures DCC that it does not intend to and will not knowingly, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, transmit directly or indirectly, any Confidential Information or Products to (a) Afghanistan, Iraq, the People's Republic of China or any Group Q, S, W, Y or Z country specified in Supplement No. 1 to Section 370 of the Export Administration Regulations issued by the U.S. Department of Commerce, or (b) any citizen or resident of any of the aforementioned countries.

          15.4.  Indemnification.  Marquette shall defend DCC against any and
                 ---------------
all claims, and indemnify DCC against any and all losses or expenses, arising from or otherwise in respect of any asserted violation of the Export Laws by Marquette or any breach of this Section 15 by Marquette.

     16. Force Majeure. If either DCC or Marquette shall be unable, by reason of any event referred to herein as "force majeure," to carry out its obligations under this Agreement, either wholly or in part, the party so failing shall give notice and full particulars of such event or events in writing to the other party as soon as possible after the occurrence of any such event, and thereupon such obligation shall be suspended during the continuance of such cause which, however, shall be remedied or removed with all possible dispatch; and the obligations, terms and conditions of this

Agreement (except for the expiration date of the Term hereof) shall be extended for such period as may be reasonably necessary for the purpose of making good any suspension so caused, provided that no claim for suspension shall be made by either party when the period of suspension so caused shall be less than ten (10) consecutive business days. The events referred to herein as "force majeure" shall include fire, casualty, unavoidable accident, failure of the usual sources of supply, strikes, labor conditions, lockouts, war, acts of God, the enactment of any federal, state or municipal law or ordinance or the issuance of any executive or judicial order, whether federal, state or municipal, or of any other legally constituted authority, accidents to machinery or any other cause not within the control of the party claiming relief from any of the requirements of this Agreement and that, by the exercise of due diligence, the party is unable to prevent or overcome. Mere inability to make any payment of money required hereunder shall not constitute an event of "force majeure."

     17.  Source Code Escrow.

          17.1.  Source Code Escrow Package Definition.  The term "Source Code
                 -------------------------------------
Escrow Package" means the following:

                 (a) a complete copy in machine-readable form of the Source Code and Executable Code of the Licensed Software;

                 (b) a complete copy of any existing User Documentation; and

                 (c) complete instructions for compiling and linking every part of the Source Code into Executable Code, for purposes of enabling verification of the completeness of the Source Code as provided below. Such instructions shall include precise identification of all compilers, library packages, and linkers used to generate Executable Code.

          17.2.  Delivery of Source Code Into Escrow.  DCC shall deliver a
                 -----------------------------------
Source Code Escrow Package to the Escrow Agent, provided that DCC, Marquette and the Escrow Agent shall first enter into a supplementary escrow agreement ("Escrow Agreement") acceptable to all parties. DCC and Marquette shall use their best efforts to enter into such an Escrow Agreement prior to the delivery of the Source Code Escrow Package. Notwithstanding the terms of this Agreement, the Escrow Agreement shall control in the event of any conflict with this Agreement.

          17.3.  Delivery of New Source Code Into Escrow.  When and if from time
                 ---------------------------------------
to time DCC provides Marquette with an upgrade version of the Licensed Software, and Marquette shall have requested escrow as provided herein, DCC shall within ten (10) business days thereafter deposit with the Escrow Agent, a Source Code Escrow Package for the upgrade version, and give Marquette notice of such delivery.

          17.4.  Escrow Fees.  All fees and expenses charged by the Escrow Agent
                 -----------
will be bourne by Marquette. DCC shall not be required to reimburse Marquette for any such fees, expenses, or other charges billed to Marquette by the Escrow Agent except as may be otherwise expressly agreed in writing by DCC.

     18. Publicity. Unless waived by DCC, any press release or public statement by Marquette concerning the Products shall contain a statement that the Products are distributed pursuant to rights granted to Marquette by DCC and shall also describe the business engaged in by DCC.

     19.  Termination.

          19.1.  Termination.  Either party may terminate this Agreement if the
                 -----------
other party fails to perform any of its obligations under this Agreement and fails to remedy said breach within thirty (30) days after being given written notice of specific failure or default and termination by the other party.

          19.2.  Effect of Termination.  In the event that this Agreement is
                 ---------------------
terminated for whatever reason,

          (a) any and all rights granted to Marquette under this Agreement shall terminate;

          (b) each party will deliver to the other party within twenty (20) days of termination all copies in its possession or control of the other party's Confidential Information;

          (c) Marquette's obligations to make payments, and DCC's obligations to fulfill orders, to the extent that such obligations pertain to activities conducted prior to termination, shall survive termination;

          (d) except as specially provided herein, neither party hereunder shall be discharged or relieved from any liability or obligation existing prior to such termination; and

          (e) unless the agreements between Marquette and any purchaser of Products contain greater restrictions, no rights of purchasers of Products from Marquette prior to termination of this Agreement shall be affected thereby.


          19.3.  Unsold Marquette Inventory.  Upon termination of this Agreement
                 --------------------------
for any reason other than termination by DCC under Section 19.1, DCC shall; (i) elect to repurchase from Marquette any and all Products in Marquette's inventory at the time of such termination (provided, however, DCC shall not be required in such instance to purchase inventory consisting of Products which Marquette purchased pursuant to Section 5.6, which Products Marquette shall be entitled to sell pursuant to (ii) below), or (ii) notify Marquette that the Term of this Agreement shall continue until all Products in Marquette inventory are sold. In the event of such termination and DCC's election to extend the Term of this Agreement to enable Marquette to sell unsold inventory, DCC shall have no further obligations under Sections 3.1, 3.2, 5.1, 5.2, 5.3, 6.1, or 6.3 of this Agreement. The repurchase price to Marquette will be the net price paid by Marquette, but not including freight and transportation charges.

     20.  Arbitration.

          20.1. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by arbitration in Denver, Colorado, before and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered in that arbitration will be binding on the parties hereto, and judgment upon the award can be entered by any court having jurisdiction thereof. Without detracting from the generality of the foregoing, the following specific provisions will also apply:

          (a) The proceedings will be held by a panel of three arbitrators, each party having the right to select one arbitrator, with the third to be selected in accordance with the Rules of the American Arbitration Association;

          (b) The parties, by mutual agreement, can also provide that all or part of the arbitration proceedings be held outside of Denver, Colorado; in this event, the parties will equally bear any special expenses resulting from that decision;

          (c) Before rendering their final decision, the arbitrators will first act as friendly, disinterested parties for the purpose of helping the parties reach compromise settlements on the points in dispute; and

          (d) The costs of the arbitration will be in the discretion of the arbitrators, provided, however, that no party is obliged to pay more than its own costs, the costs of the arbitrator it has nominated, and the cost of the third arbitrator.

          20.2   Site of Arbitration.  If the party making claim of arbitration
                 -------------------
under Section 20.1 DCC, the site of arbitration shall be Milwaukee, Wisconsin. If Marquette is the party making such claim, the site shall be Oklahoma City, Oklahoma.

     21.  Miscellaneous Provisions.

          21.1.  Independent Contractor.  The parties acknowledge and understand
                 ----------------------
that each party is an independent contractor. This Agreement shall not create nor be construed to create an employee/employer, agent/principal, partnership or joint venture or any other relationship between DCC and Marquette other than that of independent contractor. Further, neither party has any authority whatsoever to represent to any party that it is the other's attorney-in-fact or to act on behalf of or bind the other party in any capacity or way.

          21.2.  Further Action.  Without further consideration, each party
                 --------------
hereby agrees to execute and deliver, and to cause its officers, trustees, employees, and agents to execute and deliver, such other instruments, and to take such other action as the other parties may reasonably request to more effectively convey, transfer, vest, and put in possession, the rights granted hereunder, and to assist in the recordation of same as necessary, all in such form and substances as the requesting parties may reasonably request.

          21.3.  Binding Agreement.  This Agreement shall be binding upon and
                 -----------------
shall inure to the benefit of the legal representatives, administrators, successors and any permitted assigns and licensees of the parties hereto.

          21.4.  Governing Law.  This Agreement and all Product sales agreements
                 -------------
between Marquette and any purchaser of Products shall be deemed to have been made under, and shall be construed and interpreted in accordance with the laws of the State of Washington. No conflicts-of-law rule or law which might refer such construction and interpretation to the laws of another state, republic, or country shall be considered.

          21.5.  Savings Clause.  Both parties especially agree in contract that
                 --------------
neither party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community association of countries; that if any word, sentence, paragraph or clause of combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the parties hereto.

          21.6.  Entire Agreement.  The terms and conditions herein contained,
                 ----------------
including all the annexes and schedules hereto, constitute the entire agreement between the parties and supersede all previous communications whether oral or written between the parties hereto with respect to the subject matters hereof, and no other previous agreement or understanding varying or extending the same shall be binding upon either party hereto.

          21.7.  No Waiver.  The parties covenant and agree that if either party
                 ---------
fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if either party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by any party except by written consent by all the parties.

          21.8.  Expenses.  Each party is responsible for its own expenses
                 --------
related to the execution of the Agreement.

          21.9.  Amendment.  No amendment or modification to this Agreement
                 ---------
shall be effective unless it is in writing and signed by duly authorized representatives of both parties.

          21.10.  Notices.  Any notice required or permitted to be given to
                  -------
another party hereto shall be given by sending such notice by registered mail or certified mail, postage prepaid to the address set forth below, or to such other address as that party may designate by like notice:

          If to DCC:        Data Critical Corp.
          ---------
                            2733 152nd Ave. N.E.
                            Redmond, Washington  98052
                            Attention:  Jeffrey S. Brown, President and Chief
                                        Executive Officer

          If to Marquette:  Marquette Medical Systems, Inc.
          ---------------
                            8200 W. Tower Avenue
                            Milwaukee, Wisconsin  53223
                            Attention:  Fred Robertson, Division President,
                                        Patient Monitoring

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized officers on the date specified above.


DCC:                          DATA CRITICAL CORP.
---


                              By: /s/ David E. Albert
                                 ---------------------------------------------
                                  David E. Albert, Chairman of the Board


MARQUETTE:                    MARQUETTE MEDICAL SYSTEMS, INC.
---------


                              By: /s/ Fred Robertson, M.D.
                                 ---------------------------------------------
                                     Fred Robertson, M.D., Division President,
                                     Patient Monitoring